                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGSITERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements  of  Empire  Resorts,  Inc.  and  subsidiaries  on  Form  S-3  (No.'s
333-118899, 333-112529, 333-110543, 333-104541, 333-96667, 333-45610, 333-33204,
333-43861  and  333-39887),  Form S-4  (No.  333-109146)  and  Form  S-8  (No.'s
333-90611,  333-37293 and 333-132889) of our report dated March 7, 2007 relating
to  the  consolidated   financial   statements  of  Empire  Resorts,   Inc.  and
subsidiaries, and our report dated March 7, 2007 relating to management's report on the  effectiveness  of internal  control  over  financial  reporting  and the effectiveness  of internal control over financial  reporting,  appearing in this
Annual Report on Form 10-K of Empire Resorts, Inc. and subsidiaries for the year ended December 31, 2006.

/s/ Friedman LLP

New York, New York
March 13, 2007